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                                                                    EXHIBIT 23.5



                             CONSENT OF GARY L. NEIL

                                                                 January 9, 1998

Allergan Specialty Therapeutics, Inc.
2525 Dupont Drive
Irvine, CA  92612

Ladies and Gentlemen:

I hereby consent to being named as expected to become a director of Allergan Specialty Therapeutics, Inc. (the "Company") in the Registration Statement on Form S-1, File No. 333-40503, filed by the Company with the Securities and Exchange Commission.


                                        Sincerely,


                                        /s/ Gary L. Neil
                                        -----------------------------------
                                        Gary L. Neil